SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2004

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

(as Depositor under the Pooling and Servicing Agreement,
Dated as of September 1, 2004, providing for the issuance of
Mortgage Pass-Through Certificates, Series 2004-HE1)

Mortgage Asset Securitization Transactions Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-106982-41	06-1204982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Avenue of the Americas New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 713-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1- Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On April 25, 2006, Mortgage Asset Securitization Transaction, Inc. (the “Depositor”) entered into Amendment No. 1 (the “Amendment”) to the Pooling and Servicing Agreement, dated as of September 1, 2004 (the “Effective Date”) among the Depositor, Wells Fargo Bank, N.A. (the “Master Servicer” and the “Trust Administrator”) and U.S. Bank National Association (the “Trustee ”), relating to the MASTR Asset Backed Securities Trust 2004-HE1, Mortgage Pass-Throught Certificates, Series 2004-HE1. The full text of the Amendment is attached as Exhibit 4.2 to this Current Report on Form 8-K. Any terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

SECTION 9- Financial Statements and Exhibit

Item 9.01	Financial Statements and Exhibits

	(a)	Not applicable

	(b)	Not applicable

	(c)	Exhibits

Exhibit No.	Description
4.2
Amendment No. 1 to the Pooling and Servicing Agreement, dated as of September 1, 2004, by and among Mortgage Asset Securitization Transactions, Inc. as depositor (the “Depositor”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and the “Trust Administrator”) and U.S. Bank National Association as trustee (the ATrustee@), relating to the Series 2004-HE1 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 24, 2006

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

By: /s/ Glenn McIntyre
Name:	Glenn McIntyre
Title:	Director

By: /s/ Vadim Khoper
Name:	Vadim Khoper
Title:	Associate Director

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.2	Amendment No. 1 to the Pooling and Servicing Agreement, dated as of September 1, 2004, by and among Mortgage Asset Securitization Transactions, Inc. as depositor (the “Depositor”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and the “Trust Administrator”) and U.S. Bank National Association as trustee (the ATrustee@), relating to the Series 2004-HE1 Certificates.	6